                                                                   EXHIBIT 10.9


                       CONTRACT FOR NETWORK MANAGER SERVICES


     THIS CONTRACT is between the Information Network of Kansas, a public instrumentality created by K.S.A. 1990 Supp. 74-9303, hereinafter referred to as INK, and the Kansas Information Consortium, a for-profit Kansas corporation, hereinafter referred to as KIC.

     WHEREAS, INK issued a request for proposals for a network manager, dated June 18, 1991, and addenda thereto dated June 28, 1991 and July 25, 1991. The request and addenda are hereinafter collectively referred to as the RFP.

     WHEREAS, KIC submitted a 117 page proposal in response to the RFP. The proposal is hereinafter referred to as the KIC Proposal.

     WHEREAS, INK is desirous of entering into a contract with KIC to serve as network manager to develop, operate, maintain and expand a network for electronic access to public information as contemplated by K.S.A. 1990 Supp. 74-9301, et seq., and amendments thereto, hereinafter referred to as the Network.

     NOW THEREFORE, the parties agree as follows:

     1.   PURPOSE OF NETWORK.

     The purposes of the Network and this Contract are expressed by statute and in INK's general policies and principles, which may be summarized as follows:

          a. To provide a public service to the citizens and businesses of Kansas by increasing accessibility to public information and other useful information services through electronic means.

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          b.   To provide such public service without increasing the tax
burden on the citizens of Kansas, through utilization of private capital and management and appropriate payment for the same.

     2.   HARDWARE, SOFTWARE AND ACCESS LINES.

     KIC will provide hardware and provide or develop software as enumerated in the KIC proposal and such other hardware and software as may be necessary to make the Network operational. Copies of application software, documentation and source code, together with all updates and revisions, shall be provided to INK as they are prepared or developed. Upon termination or expiration of this Contract, all Network and manager records, work papers and operations documentation shall be delivered to INK within thirty (30) days after termination or expiration and shall become the property of INK, if not already such.

     Copies of application software, documentation and source code, together with all updates and revisions developed by KIC, shall be the intellectual and tangible property of KIC. However, such application software, documentation and source code, together with all updates and revisions made during the term of this Contract, are considered during the life of this Contract and perpetually thereafter, to be licensed for use to the State of Kansas through INK or any successor to be used in operation and expansion of the Network or any successor Network. Such license is provided to the State of Kansas in consideration for the opportunity to develop such application software, documentation and source code, together with all updates and revisions thereof, which may have application in other states.

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     KIC will be responsible during the term of this Contract for maintaining such hardware and software, including items provided to the Division of Information Systems and Computing, hereafter referred to as DISC. Items provided to DISC will be maintained as allowed by DISC.

     3.   CONNECTIONS BETWEEN NETWORK AND STATE AGENCIES.

     Costs associated with and maintenance of communication links from state facilities to KIC facilities for Network purposes shall be the responsibility of KIC.

     4.   NETWORK SERVICE.

     KIC on behalf of INK shall negotiate with and obtain written contracts from each separate state agency from which electronic access is desired. Such contracts shall provide for the costs state agencies will charge KIC for information to be provided, the time period and means by which KIC will pay state agencies for access, the criteria the state agency and KIC will utilize for system development, testing and acceptance in order to assure the reliability of the Network, protection of data, Network security and any other reasonable special requirement for access to agency data. Payments to state agencies for state agency information shall be due from KIC and paid within 60 days from the usage or sale date unless a shorter period is specified in the agreement between KIC and a state agency.

INK will cooperate in assisting electronic access, which may be funded by INK in appropriate circumstances. After negotiating an agency agreement, the agreement shall be presented to INK for final approval. When an agreement is presented to INK, KIC shall also present to INK a recommendation for prices to be charged users for the applicable Network service.

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     All subscribers will be required to execute a contract for services. KIC shall be authorized to execute such contracts on behalf of INK. The form shall be approved by INK.

     5.   REGULATION OF RATES BY INK.

     All charges to Network users shall be subject to the final approval of INK for fairness, reasonableness and appropriateness. In setting such rates INK shall consider the following factors:

          a.   The need to reward innovation and efficiency in management.

          b. A commitment to the public policy requirement to provide electronic access to public records at the most reasonable rate possible.

          c. That the provider of such access has a virtually sole source monopolistic control of such access.

          d. The fact that some batch records are already provided electronically by the State.

          e. The entrepreneurial and start-up nature of the business and attendant risk of capital for KIC.

          f.   The need to invest in expansion of and improvement in services.

          g. Any other reasonable factor which in the opinion of INK should be considered.

     Such services will thereafter be subject to periodic review and adjustment by INK. Recommendations for amended rates shall be made by KIC in the annual business plan submitted to INK.

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     The maximum initial subscription fee that mainframe bulk and interactive subscribers and PC/modem interactive subscribers shall pay is $50.00. The maximum on-going fee shall be approved by INK. These fees may be reduced at the discretion of KIC. Touch-tone request fees and services of credit card companies will be updated as determined by policy.

     In the event that costs which KIC pays state agencies for data or data access are reduced as a result of legislation or administrative changes, such reductions shall be passed on directly to subscribers and users of the Network unless otherwise approved in writing by INK.

     6.   NETWORK MANAGER REMUNERATION.

     Within the framework of the rate setting procedure addressed in section 5 above, the disbursement of all funds received by KIC/INK as a result of the operation of this Contract will be as follows:

          a. INK will receive before all other payments 2% of gross revenue per annum, payable monthly, which INK may use to support Board operations and to pay audit and other expenses. Such funds shall be deposited in the Information Network of Kansas fund.

          b. KIC shall receive a 25% rate of return per annum on its risk capital from net income before taxes. This 25% rate of return on risk capital shall be cumulative and no net income before taxes on income shall be returned to INK, per paragraph c below, until prior year(s) net losses, if any, are subtracted from current net income and the 25% rate of return on risk capital has been paid.

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     The 25% rate of return on risk capital referred to herein will be based upon the average daily balance of risk capital. The calculation of this rate of return shall be computed as of December 31st each year.

     For purpose of this paragraph, "risk capital" is defined as and limited to the following:

          1.   PAID-IN CAPITAL.   Paid-in capital means the amount of money
or other consideration actually paid for stock issued by KIC. Paid-in capital for purposes of this section does not include retained earnings.

          2.   CORPORATE LOANS.   Corporate loans are defined as those which
are in furtherance of the purpose of the Network as expressed in section 1 above, which have a payback period exceeding one year, and which are memorialized by written agreement. Operating loans, which are defined as loans in furtherance of the purpose of the Network as expressed in section 1 above, but have a payback period of one year or less and tax obligations, accounts payable or other operating credits of less than one year's duration are specifically excluded from the definition of risk capital. For the purpose of computing return on investment of a corporate loan, the value of the corporate loan will be based on the amount of remaining obligation.

          3.   CORPORATE LEASES.   A corporate lease is a written contractual
obligation of KIC which is entered into for a purpose in furtherance of Network operations. For a corporate lease to qualify for risk capital treatment, it must be a written obligation for a set non-negotiable period of time with no provision for termination at will within the period of set obligation. For the purpose of computing return on

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investment of a corporate lease, the value of the lease will be based on the amount of remaining obligation.

     All risk capital of KIC in excess of $500,000 total shall be subject to the express written approval of INK.

          c. INK will receive one-third of the net income before taxes, if any, which is in excess of the 25% rate of return on risk capital, referenced in paragraph b above. This one-third will be paid to INK annually by June 15, following the close of each year. This payment is separate and distinct from the payment specified in paragraph a above. Such funds shall be deposited in the Information Network of Kansas fund and used as the Board shall determine in furtherance of the general purpose of the Network.

          d. KIC will be entitled to retain the sums remaining after payment of the amounts specified in paragraphs a, b and c above.

     7.   CHANGES IN NETWORK.

     A planned material change in Network operations cannot be made by KIC without the prior written consent of INK. A "material change" is defined as a change which increases response time to inquiries, adds to the complexity of system use, diminishes services provided, or results in a comparable impact on operations.

     KIC will provide to INK at least 30 days prior written notice of a planned material change in Network operations.

     8.   NOTICES.

     The INK contact person shall be the Chairperson of the INK Board of Directors. The KIC contact person shall be Jeff Fraser, Manager. These designations may be changed following written notice to the other party to this Contract.

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     Notices by the parties to one another shall be given in writing to the persons identified above or to such other persons as may be subsequently identified in a written notice.

     Such notices shall be effective on the date of receipt if sent by U.S. first-class mail, postpaid, or by overnight delivery, prepaid.

     9.   FINANCES AND RECORDS.

     All KIC documents and records will be available for inspection, auditing and copying by INK, the Legislative Division of Post Audit or other authorized representatives designated by INK. Monthly income statements and balance sheets will be provided to INK by KIC.

     KIC also agrees to make other changes requested by INK to comply with recommendations made in any audit, which are agreed to by both INK and KIC.

     To the extent the audit report discloses any discrepancies in the KIC charges, billings or financial records, and following a period for review and verification of the amount by KIC, KIC will adjust the next monthly bill as soon as reasonably possible but not to exceed 90 days. KIC shall cooperate to assure that verification is completed in a timely manner.

     The accounting system is to include a numbered chart of accounts, books of original entry of all transactions, appropriate subsidiary ledgers, a general ledger which includes to-date postings and an audit trail through financial statements. KIC shall from the beginning of this Contract adopt the calendar year ending December 31, for reporting purposes.

     10.  MANAGEMENT REPORTS AND BUSINESS PLAN.

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     Attachment B to this Contract is the INK Business Plan for years 1-5 of operations and the pre-operations period. Such plan is derived from the hardware, software, development and marketing, financial projection and expansion provisions of the RFP and KIC's proposal. Network operations and development shall be in accordance with the INK Business Plan. Between May 15 and June 15 of each year, KIC shall submit to INK a proposed update to INK's Business Plan for INK's approval. KIC shall timely provide to INK such management reports as INK may reasonably request. The Business Plan may be adjusted as required by mutual consent of KIC and INK.

     11.  KIC SHAREHOLDERS.

     KIC agrees to provide and continually update a list of names and addresses of stockholders of KIC and the percentage of ownership of each stockholder.

     As a basic policy all shareholders of KIC shall be natural persons; however, exceptions to this requirement may be approved by INK on a case by case basis. Such approval is not to be unreasonably withheld. The intent of this section is that INK shall know the identity of all KIC investors back to natural persons.

     12.  PROHIBITION ON INTERESTED PARTY PAYMENTS.

     "Interested party" means any KIC officer, director, stockholder and any family member of the foregoing. No payments shall be made to an interested party or a business entity controlled by an interested party except for the fair value of lawful goods or services actually rendered to the Network.

     This requirement shall not be applicable to shareholder dividends.

     13. FULL-TIME EQUIVALENT POSITIONS AND SALARIES, BENEFITS AND RELATED EMPLOYER EXPENSES.

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     KIC agrees to provide a staffing level during each fiscal year of at least six full-time equivalent employee positions, based on an eight-hour work day per position. Attachment A indicates the position title, amount of time committed to this Contract and Contract location of each KIC employee for the current fiscal year. Proposed changes in the staffing pattern for the ensuing fiscal year shall be set forth in the proposed update of the INK business plan which KIC submits to INK and such changes shall be subject to the approval of INK.

     The hiring, firing, recruitment, management, and training of KIC employees will not be the responsibility of INK. INK's involvement in the personnel affairs of KIC shall be limited to disclosure of the maximum total compensation in terms of employment (including benefits and required employer contributions) to officers and employees of KIC.

     Attachment A also sets forth the maximum compensation payable during the current fiscal year for each officer, or director or employee of KIC and indicates what such compensation equates to on an annual basis. No officer, employee, director or shareholder of KIC shall receive a salary, except as and for services performed by such officer, employee, or director or shareholder for KIC on behalf of the Network.

     KIC shall be responsible for all required employer costs attributable to its officers and employees, including but not limited to, workers' compensation premiums and deductible, unemployment compensation tax withholding contributions and similar items.

     14.  REVENUE ACCOUNT AND PAYMENTS THEREFROM.

          a. GENERAL PROVISIONS. The initial capital investment of KIC shall be $250,000, plus capital equipment previously acquired, which shall be deposited in the

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Revenue Account for the start-up, maintenance, operation and expansion of the
Network. Additional working capital of up to $250,000 shall be added if operating balances fall below $50,000. KIC shall establish one or more accounts in Kansas financial institutions which are federally insured and shall furnish INK with the names of the institutions, the account numbers and the names of those having signatory authority. INK has the right, but not the obligation, to negotiate with KIC to change any interest bearing account to another financial institution.

          b. PAYMENTS FROM ACCOUNTS. Payments from the accounts are authorized as follows:

          1. Payments to state agencies for electronic access to information.

          2. Payment of ordinary, necessary and reasonable operating expenses for operation of the Network.

          3. System development costs, including programming (to the extent not covered by regular salary under ordinary operating expenses) and one time purchases or upgrades of software or hardware.

          4.   Payment of dividends.

          5.   Payment to INK.

     15.  INCORPORATION BY REFERENCE.

     The provisions of the RFP are hereby incorporated into this contract and made a part hereof. If there is any conflict between the terms of the RFP and the provisions of this Contract, the terms of the Contract shall control over the terms of the RFP. The KIC proposal shall not be controlling between the parties. KIC acknowledges and agrees to all terms and conditions of the RFP, except those modified by this Contract.

     16.  INSURANCE AND BONDS.

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     This Contract shall not become operative until KIC provides to INK written proof of the following provided by a qualified firm authorized/admitted to do business in Kansas:

          a.   A $100,000 performance bond for this Contract.

          b. Proof of a general comprehensive liability insurance policy in the amount of at least $500,000 and a deductible of not more than $5,000.

          c. Employment Dishonesty Bond covering all KIC officers and employees in an amount of at least $100,000 per employee.

     17.  TERMINATION OF CONTRACT.

     INK shall have the right to terminate this Contract for cause by providing written notice of termination to KIC. Such notice shall specify the time, parameters of this Contract, or "for cause" reason that gives rise to the termination and shall specify action that can be taken by KIC to avoid termination of the Contract. INK shall provide a period of time of up to one hundred eighty (180) days, unless otherwise specified in this Contract, for KIC to cure breaches and deficiencies of its performance obligations under this Contract.

     INK may terminate this Contract at any time and without cause if directed to do so by statute.

     18.  TERMINATION FOR CAUSE.

     For purposes of this Contract, the phrase "for cause" shall mean:

          a. Any material breach or evasion by KIC of the terms or conditions of this Contract and its amendments if any.

          b.   Ownership in KIC by a shareholder unacceptable to INK.

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

          c. Substantial cessation of Network services by KIC shall be cause for immediate termination of this Contract.

          d. Fraud, misappropriation, embezzlement, malfeasance, significant misfeasance, or illegal conduct by KIC, its officers, directors or shareholders.

          e.   Substantial failure to comply with the Business Plan.

          f.   Dissolution of KIC or forfeiture of its corporate existence.

          g. Repeal of the INK enabling statute. This is cause for immediate termination.

          h. Amendment of the INK enabling statute so that network operations are no longer feasible.

          i.   Insolvency of KIC.

          j.   Breach of an agreement with any state agency.

          k.   Disclosure of any confidential information.

     19.  CONTRACTUAL PROVISIONS ATTACHMENT.

     The provisions found in Contractual Provisions Attachment (Form DA-146a), which is attached hereto, are hereby incorporated in this Contract and made a part hereof.

     20.  STANDARD USE MESSAGES.

     KIC shall display a standard use message to all subscribers upon initial log-on the Network and such subscriber shall be required to verify compliance to said message terms. Upon subsequent log-ons, message shall be displayed only without verification if prior verification is logged in user file. All messages must contain language that is at least as restrictive as the following:

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     "As a requester of public information, I do hereby certify by making inquiry that I do not intend to and will not:

          a. Use any list of names or addresses contained in or derived from public records or information for the purpose of selling or offering for sale any property or service to any persons listed or to any persons who reside at any address listed; or

          b. Sell, give or otherwise make available to any person any list of names or addresses contained in or derived from records or information for the purpose of allowing that person to sell or offer for sale any property or service to any person listed or to any persons who reside at any address listed. I understand that my Network privileges may be terminated for violations of the certification and further that such violations are violations of State law for which I may be prosecuted."

     KIC shall provide record custodial agencies the opportunity to include additional wording if determined necessary by the custodial agency. The standard use message shall be compliant with any amendments to the law.

     21.  STATE AGENCY ACCESS.

          a. Data owning agencies must have terminal (read) access to KIC'S computerized log of subscribers and their security status, without access cost to the data supplying agency. The agencies will be responsible for the cost of terminal(s) and the cost of a dial-up or lease line, whichever is used.

          b. Data owners must be able to sign on to the KIC'S system to audit the dissemination of records. On-line audit capability must be available for 18 months after transaction processing. After the initial 18 month period, KIC shall maintain this

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information either on-line or off-line. The retention period shall never be less than that approved by the State Records Board.

     At a minimum, KIC shall retain the following data: name of subscriber, transaction data and time, type of inquiry and access keys.

          c. KIC shall notify agencies within two hours of unauthorized attempts to gain access to classified data. The notice shall contain detailed information to aid the agency supplier to examine the matter.

     22.  LIMITATION OF PURPOSE.

     KIC shall engage solely in the business or businesses expressly approved by INK which shall initially be only and solely the start-up, operation, maintenance and expansion of the Network. KIC shall furnish INK with certified copies of Articles of Incorporation reflecting this limitation of purpose.

     23.  PATENT, COPYRIGHT, TRADEMARKAND TRADE SECRET INDEMNITY.

     KIC warrants that its proposed operations of the Network does not and shall not infringe on the United States patent, copyright, trademark or trade secret rights of any person or entity. INK shall be provided with prompt notice of any such claim of infringement and KIC shall have the exclusive right to defend or settle such claim at KIC's option. INK shall cooperate with KIC in its defense or settlement of such claim at no expense to INK. If KIC determines that the right of users to use the Network is likely to be abridged, KIC shall (a) take all reasonable steps necessary to procure for users the right to continue to use the Network; or (b) modify the network so that no such abridgment will occur and correspondingly reduce charges if the modified Network is not

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substantially comparable to what it was before the modification. If (a) and
(b) fail, then KIC may discontinue such service without liability.

     24.  LIABILITY.

     INK and the State of Kansas, its agents and employees shall not be legally responsible to KIC for errors due to Network problems.

     KIC agrees for itself, its agents, employees and assigns to hold harmless, indemnify and, if necessary, defend INK and the State of Kansas, its agents and employees from any actions arising out of KIC's negligence or failure to perform under the terms of this Contract.

     25.  ASSIGNMENT AND SUBCONTRACTING.

     KIC may not assign any of its rights or delegate any of its duties hereunder unless done pursuant to prior written consent of INK.

     KIC may subcontract portions of work to be performed by it under this Contract with the written consent of INK.

     26.  TERM OF CONTRACT.

     This Contract shall be for a term of 5 years, commencing January 1, 1992 and expiring at 12:00 a.m., December 31, 1996, unless earlier terminated by the Board for cause.

     Subject to the agreement in writing of the parties, this Contract may be renewed or amended and renewed.

     27.  RELATIONSHIP OF PARTIES.

     Notwithstanding any other provisions contained herein, it is expressly agreed that KIC is an independent contractor in the performance of each and every part of this

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Contract. As such, KIC is solely and personally liable for all labor and expenses in furtherance of such performance and for any and all damages which may be occasioned on account of its performance hereunder.

     KIC may become an agent of INK only by the expressed written consent of INK.

     KIC will not pledge any assets of INK in its care, custody or control or cause any type of lien to attach to such.

     28.  CONTINUATION OF OPERATIONS DURING TRANSITION PERIOD.

     If for any reason this Contract shall be terminated or upon expiration of the Contract, KIC shall, at the option of INK, continue to operate under this Contract as network manager in accordance with all terms and conditions of this Contract, together with any amendments or modifications in existence at such time, for a period of up to 12 months from the time of expiration or notification of termination from INK to KIC. The intent of this provision is to insure continuation of network operations while a successor network manager is chosen and installed.

     29.  AGREEMENT NOT TO COMPETE.

     As a condition to commencing operations as network manager under the terms of this Contract, KIC shall deliver to INK signed statements by KIC (which also binds its successors and assigns) and its shareholders, officers, and directors, in substantially the following form:

             In consideration for the award of the contract for providing electronic access to state information and other information services by the Information Network of Kansas to the Kansas Information Consortium, and my continuing association with the Kansas Information Consortium in the capacity of

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

             shareholder, officer, or director, I hereby agree that I will not compete, directly or indirectly, or assist others in competing with, the Information Network of Kansas while I am associated with KIC and while KIC is associated with INK and for a period of three years following the termination of my relationship with the Kansas Information Consortium, Incorporated, or the Kansas Information Consortium's relationship with the Information Network of Kansas, whichever is later. I understand that "to compete" includes but is not limited to providing alternate electronic access to state data bases of Kansas.

     Any substitute or new employees, shareholders or directors shall be required to execute such an agreement not to compete, as a condition of assuming their duties.

     30.  ENTIRE CONTRACT.

     This Contract constitutes the entire contract of the parties and supersedes all other prior written or oral contracts between the parties with respect to the subject matter hereof. This Contract may be amended only by a writing signed by the parties hereto.

 INFORMATION NETWORK OF KANSAS

                                                            12-18-91
 /s/William F. Bradley, Jr.                             ------------------
--------------------------------------------       Date
  William F. Bradley, Jr.
  Chairperson
 ATTEST


 /s/Charlotte Shawver
--------------------------------------------
  Charlotte Shawver, Secretary                              12-18-91
                                                         --------------------
                                                   Date


 KANSAS INFORMATION CONSORTIUM


 /s/Ross Hartley
--------------------------------------------            ---------------------
  Ross Hartley                                     Date
  President

ATTEST

 /s/Jeff Fraser
--------------------------------------------
  Jeff Fraser, Secretary                                     12-18-91
                                                       ---------------------
                                                   Date

                ADDENDUM TO CONTRACT FOR NETWORK MANAGER SERVICES
                 BETWEEN THE INFORMATION NETWORK OF KANSAS, INC.
                     AND THE KANSAS INFORMATION CONSORTIUM

     WHEREAS, the Information Network of Kansas, Inc. (hereinafter "INK") made and entered into a Contract for Network Manager Services (hereinafter "the Contract") with the Kansas Information Consortium (hereinafter "KIC") on December 18, 1991; and

     WHEREAS, Section 16, subparagraph a, of the Contract states:

     "a. A $100,000 performance bond for this Contract." and

     WHEREAS, compliance with Section 16, subparagraph a of the Contract is a prerequisite, according to the terms of the Contract, to the Contract becoming effective; and,

     WHEREAS, KIC and INK have otherwise operated under the Contract for nine months without performance problems; and,

     WHEREAS, KIC has attempted to obtain such performance bond, but has been unable to do so, due to the insurers being unsure when a default would be deemed to occur under the Contract, how damages under such default would be determined, and for what they would be liable; and,

     WHEREAS, a committee of the INK Board of Directors, after study, has recommended deletion of subparagraph a of Section 16, which recommendation was adopted unanimously by a quorum of the Board of Directors at their regular meeting September 17, 1992;

     NOW THEREFORE, KIC and INK do hereby AMEND the Contract by deleting subparagraph a. of Section 16 of the Contract, the performance bond requirement.

     IN WITNESS to their agreement to all of the above and foregoing, the parties have authorized their respective officers to execute this AMENDMENT on the date below written, by subscribing their signatures thereto.

 INFORMATION NETWORK OF KANSAS


 /s/William F. Bradley, Jr.                                 10-15-92
-------------------------------------------------       -----------------
  William F. Bradley, Jr.                          Date
  Chairperson

 ATTEST


 /s/Charlotte Shawver
--------------------------------------------------
  Charlotte Shawver, Secretary                              10-15-92
                                                        -----------------
                                                   Date

 KANSAS INFORMATION CONSORTIUM


 /s/Ross C. Hartley                                         10-15-92
------------------------------------------------   -------------------------
  Ross C. Hartley, Chairman                        Date
 ATTEST


 /s/Jeff S. Fraser
------------------------------------------------
  Jeff S. Fraser, Secretary                                 10-15-92
                                                   --------------------------
                                                   Date

                ADDENDUM #2 TO CONTRACT FOR NETWORK MANAGER SERVICES
                  BETWEEN THE INFORMATION NETWORK OF KANSAS, INC.
                       AND THE KANSAS INFORMATION CONSORTIUM
                               DATED DECEMBER 18,1991

     WHEREAS, the Information Network of Kansas, Inc. (hereinafter "INK") made and entered into a Contract for Network Manager Services (hereinafter "the Contract") with the Kansas Information Consortium (hereinafter "KIC") on December 18, 1991; and

     WHEREAS, Section 21, subparagraph b, of the Contract states:

     "b. Data owners must be able to sign on to the KIC's system to audit the dissemination of records. On-line audit capability must be available for 18 months after transaction processing. After the initial 18 month period, KIC shall maintain this information either on-line or off-line. The retention period shall never be less than that approved by the State Records Board.

     At a minimum, KIC shall retain the following data: name of subscriber, transaction data and time, type of inquiry, and access keys."; and

     WHEREAS, the INK Board of Directors, after study, has recommended replacement of subparagraph b of Section 21, which recommendation was adopted unanimously by a quorum of the Board of Directors at their regular meeting July 15, 1993; with language as follows:

     "b. Data owners must be able to sign on to the KIC's system to audit the dissemination of records. On-line audit capability must be available for the length of time specified by the data owners. After the on-line retention period has expired, KIC shall as specified in a contract between the data owners and KIC, retain, destroy, or provide the record information to the data owners without cost."

     At a minimum, KIC shall retain the following data: name of subscriber, transaction data and time, type of inquiry, and access keys."; and

     WHEREAS, KIC's Board of Directors have similarly agreed to the adoption of the same language in amendment to the Contract, by a quorum of the Board of Directors at a regularly scheduled meeting;

     NOW THEREFORE, KIC and INK do hereby AMEND the Contract at subparagraph b of Section 21 of the Contract, the State Agency Access, access as indicated above.

          IN WITNESS to their agreement to all of the above and foregoing, the parties have authorized their respective officers to execute this ADDENDUM #2 on the date below written, by subscribing their signatures thereto.

 INFORMATION NETWORK OF KANSAS


 /s/William F. Bradley, Jr.                                  8-19-93
----------------------------------------------     --------------------------
  William F. Bradley, Jr.                          Date
  Chairperson

 ATTEST

 /s/Charlotte Shawver                                        8-19-93
----------------------------------------------     ---------------------------
  Charlotte Shawver, Secretary                     Date

 KANSAS INFORMATION CONSORTIUM, INC.



 /s/Jeffrey S. Fraser                                         8-19-93
---------------------------------------------       --------------------------
  Jeffrey S. Fraser                                 Date
  President

 ATTEST


 /s/Chris Shults                                              8-19-93
---------------------------------------------       --------------------------
  Chris Shults, Secretary                           Date

                         THE INFORMATION NETWORK OF KANSAS
                                        AND
                         THE KANSAS INFORMATION CONSORTIUM

             Amendment #1 to the Contract for Network Manager Services

     WHEREAS, the Information Network of Kansas, Inc. (hereinafter "INK") made and entered into a contract (hereinafter "the Contract") for network manager services with the Kansas Information Consortium (hereinafter "KIC") on December 18, 1991, with addendums on October 15, 1992 and August 19, 1993, respectively; and

         WHEREAS, Section 26, of the Contract states, in part: "This Contract shall be for a term of 5 years, commencing January 1, 1992 and expiring at
12:00 A.M., December 31, 1996. . . . . ." and

     WHEREAS, the INK Board of Directors, after study, has recommended the extension of the Contract as adopted unanimously by a quorum of the Board of Directors at their regular meeting May 18, 1995; with language as follows:
"This Contract shall now be for a term of eight (8) years, commencing January
1, 1992 and expiring at 12:00 a.m., December 31, 1999 . . . . . ."

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged by each party, the parties hereto agree to AMEND Section 26 of the Contract, as indicated above.

     IN WITNESS to their agreement to all of the above and foregoing, the parties have authorized their respective officers to execute this AMENDMENT #1 on the date below written by subscribing their signatures thereto.

 INFORMATION NETWORK OF KANSAS, INC.


 /s/Charles R. Warren                                           5-26-95
-------------------------------------------------    -------------------------
  Charles R. Warren                                  Date
  President
 ATTEST


 /s/Don Morris                                                  5-26-95
-------------------------------------------------    -------------------------
  Don Morris                                          Date
  Secretary

 KANSAS INFORMATION CONSORTIUM, INC.



 /s/Jeffrey S. Fraser                                        5-26-96
---------------------                                ------------------------
   Jeffrey S. Fraser                                 Date
   President

 ATTEST:

                                                              5-26-96
 /s/Chris Shults
-------------------------------------------------    -------------------------
  Chris Shults                                       Date
  Secretary

                 ADDENDUM TO CONTRACT FOR NETWORK MANAGER SERVICES
                  BETWEEN THE INFORMATION NETWORK OF KANSAS, INC.
                       AND THE KANSAS INFORMATION CONSORTIUM

     WHEREAS, the Information Network of Kansas, Inc. (Hereinafter "INK") made and entered into a contract for Network Manager services (hereinafter "the Contract') with the Kansas Information Consortium (hereinafter "KIC') on December 18, 1991, with addendums on October 15, 1992, August 19, 1993 and May 26, 1995, respectfully; and

     WHEREAS, Section 6, subparagraph a, of the contract states:

     "a.       INK will receive before all other payments 2% of gross revenue per annum, payable monthly, which INK may use to support Board operations and to pay audit and other expenses. Such funds shall be deposited in the Information Network of Kansas fund."; and

     WHEREAS, the INK Board of Directors, after study, has recommended replacement of subparagraph a of Section 6, which recommendation was adopted unanimously By a quorum of the Board of Directors at a properly held special meeting on May 28, 1996; with the language as follows:

     "a.       Except as stated below, INK will receive before all other
     payments 2% of gross revenue per annum, payable monthly, which INK may use to support Board operations and to pay audit and other expenses. Such funds shall be deposited in the Information Network of Kansas fund.

     INK shall receive before all other payments 2% of $3.00 for each Batch Driver License Record and 2% of $2.50 for each Batch Title and Registration Record sold by KIC. The remainder of any revenue generated by the sale of Batch Driver License Records and Batch Title and Registration Records shall not be included in the 2% of gross revenue per annum which is paid to INK."; and

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged by each party, INK, and KIC hereto agree to AMEND subparagraph a of Section 6 of the contract, Network Manager Remuneration, as indicated above.

     IN WITNESS to their agreement to all of the above and foregoing, the parties have authorized their respective officers to execute this AMENDMENT on the date below written by subscribing their signatures thereto.

 INFORMATION NETWORK OF KANSAS


 /s/Charles R. Warren                                      6-13-96
--------------------------------------------      ----------------------------
  Charles R. Warren                               Date
  Chairman

 ATTEST:


 /s/Charlotte Shawver                                         6-13-96
--------------------------------------------      ----------------------------
  Charlotte Shawver                                Date
  Secretary

 KANSAS INFORMATION CONSORTIUM INC.



 /s/Jeffrey S. Fraser                                         6-13-96
--------------------------------------------      ----------------------------
  Jeffrey S. Fraser                               Date
  President


 ATTEST:


 /s/Chris Shults                                              6-13-96
--------------------------------------------      ----------------------------
  Chris Shults                                    Date
  Secretary

                               AMENDMENT TO CONTRACT
                                        FOR
                              NETWORK MANAGER SERVICES


     This amendment is entered into and executed this 2nd day of March 1998, between Information Network of Kansas, Inc. (INK), and Kansas Information Consortium (KIC) for the purpose of amending the Contract for Network Manager Services, dated December 18, 1991, as subsequently modified by addendums executed October 15, 1992, August 19, 1993, May 26, 1995, and June 13, 1996,
(the Contract).

     WHEREAS, KIC has requested approval of a transfer of all of its issued and outstanding common to a corporate entity, International Information Consortium, Inc., not a natural person; and

     WHEREAS, INK has agreed to approve IIC as the sole Stockholder of KIC, in accordance with Section 11. Of the Contract, provided Section 11. is amended, as provided below, and other conditions are met.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, it is agreed:

         1. Section 11. of the contract is hereby deleted and in lieu thereof the following is inserted:


     "11. SHAREHOLDERS. KIC has provided to INK a current list of the names, addresses, and percentage of ownership interest of each KIC stockholder. KIC shall continue to update that list so that INK shall always have a current list of the persons holding one hundred percent (100%) of the ownership interest in KIC. In addition thereto, KIC shall deliver, or shall cause International Information Consortium, Inc., a Delaware, for profit corporation (IIC), to deliver to INK a list showing the names, addresses, and percentage of ownership interest in IIC of all of its stockholders, and shall further cause IIC to update that list on an annual basis to provide INK with a current list of the owners of one hundred percent (100%) of the interest in IIC.


     INK has approved a stock exchange transaction whereby IIC will become the holder of one hundred percent (100 %) of the issued and outstanding stock of KIC. If, after the completion of that transaction, IIC contemplates any change in the ownership interest it holds in KIC, IIC shall give notice of the proposed change to INK, not less than forty-five (45) days before that change is to become effective. The proposed change shall not become effective unless KIC and IIC have received the prior written consent of INK, authorized by action of the INK board of directors. The intent of this section is that INK shall know the identity of all KIC investors back to natural persons and, further, that INK shall have the right to approve any change in the ownership of KIC.


         2. The contract, as modified above, is hereby ratified and confirmed, as modified by this Amendment and the prior addendums described above.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year set forth above.




 KANSAS INFORMATION                              INFORMATION NETWORK OF
 CONSORTIUM, INC                                 KANSAS, INC.


 By:  /s/ Jeffrey S. Fraser                      By: /s/ Leroy Gattin
    -----------------------------                   ----------------------------
      Jeffrey S. Fraser, President                   Leroy Gattin, Chairman


 ATTEST:


 /s/ Ross Hartley                                /s/ James W. Mcbride, Jr.
---------------------------------                -------------------------------
                 , Secretary                                        , Secretary

                                    GUARANTEE

     WHEREAS, pursuant to that certain Contract for Network Manager Services, dated as of December 18, 1991, between Kansas Information Consortium, Inc., a Kansas corporation ("KIC"), and the Information Network of Kansas, a public instrumentality created by K.S.A. 74-9303 ("INK"), as amended (the "Contract"), KIC has requested that INK approve a corporate reorganization (the "Reorganization") pursuant to which KIC will become a wholly owned subsidiary of International Information Consortium, Inc., a Delaware Corporation(" IIC

     WHEREAS, INK'S approval of the Reorganization is conditioned upon IIC'S undertaking of the following conditions;

     NOW, THEREFORE, for good and sufficient consideration IIC hereby agrees as follows:


          1. IIC shall cause KIC to continue to perform its obligations under the Contract;

          2. IIC shall give notice to INK in the event the Board of Directors of IIC determines that IIC will: (a) undertake an initial public offering of its stock; (b) make a substantial change in the stock ownership of IIC; and (c) sell, dispose, merge or dissolve KIC.

          3. IIC shall cause the operations of KIC to be limited to providing those certain services which are required for KIC to comply with the terms of the Contract.


                                            INTERNATIONAL INFORMATION
                                            CONSORTIUM, INC.

                                            By:  /s/ Jeffrey S. Fraser
                                                ----------------------------
                                            Name:     Jeffrey S. Fraser
                                            Title:    President


                                       1